Exhibit 10.1

APOTHECA THERAPEUTICS, INC.

2015 STOCK INCENTIVE PLAN

Date Adopted by Board: April 20, 2015

Date Approved by Stockholders: June 1, 2015
Effective Date: June 1, 2015

SECTION 1. PURPOSE OF THIS PLAN

1.1            Eligible Award Recipients. The individuals eligible to receive Awards under the Apotheca Therapeutics, Inc. 2015 Stock Incentive Plan (the “Incentive Plan”) are the key Employees, Directors and Consultants who are responsible for or contribute to the management, growth and success of Apotheca Therapeutics, Inc., a Delaware corporation (the “Company”), and its Affiliates.

1.2            General Purpose. The Company, by means of the Incentive Plan, seeks to retain and attract Eligible Individuals who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company through the granting of the following Awards: (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, and (iii) Restricted Shares.

SECTION 2. DEFINITIONS

As used in this Incentive Plan, the following terms shall have the meanings set forth below unless the context requires otherwise:

2.1            “Affiliate” means any Parent Corporation or Subsidiary Corporation, whether now existing or hereafter established.

2.2            “Award” shall mean the grant of a Stock Option or Restricted Shares pursuant to this Incentive Plan.

2.3            “Award Agreement” shall mean the written agreement evidencing the terms and conditions of a grant of one or more Awards under this Incentive Plan to an Eligible Individual. Each Award Agreement shall be subject to the terms and conditions of the Incentive Plan and need not be identical.

2.4            “Award Date” shall mean the date on which an Award is granted to an Eligible Individual.

2.5            “Award Term” shall mean the maximum period during which a Participant may exercise, purchase, or otherwise benefit from an Award granted under this Incentive Plan.

2.6            “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.7            “Cause” shall mean termination of a Participant's service with the Company or an Affiliate as a result of the occurrence of one or more of the following events, except as otherwise expressly provided in the applicable Award Agreement: misconduct, negligence, dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company or any of its Affiliates; disclosure of trade secrets, client information or other confidential information; breach of the provisions of an agreement, covenant or other obligation with the Company or an Affiliate, including without limitation an employment agreement or a non-disclosure or confidentiality agreement; material mismanagement in the performance of his or her duties; willful failure to execute or comply with the major policies of the Company or an Affiliate or his stated duties; any other willful misconduct which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates; material breach of a written policy of the Company or an Affiliate or the laws or rules of any governmental or regulatory body applicable to the Company or an Affiliate; and conviction of, or plea of nolo contendere to, any felony or another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or an Affiliate or otherwise impair or impede its operations. If Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained shall constitute “Cause” for purposes of this Incentive Plan in addition to the above definition. The determination of a Participant’s termination for “Cause” shall be made in the sole and absolute discretion of the Board.

2.8            “Change of Control” shall mean the occurrence of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (except for a merger or consolidation with an entity controlled by the stockholders of the Company), (iii) a reverse merger in which the Company is the surviving corporation but the Shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise or (iv) the adoption of a plan of dissolution or liquidation of the Company.

2.9            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation).

2.10            “Committee” shall mean the one or more Persons appointed by the Board and to which some or all of the Board’s authority to administer the Incentive Plan has been delegated in accordance with the provisions of subsection 3.1 hereof. If no Committee has been appointed, the Board shall be deemed the Committee.

2.11	“Common Stock” shall mean the authorized shares of common stock of the Company,

$0.000001 par value per share, as may be adjusted by the Board from time to time. Any adjustment to the par value of a share shall be incorporated herein without any need to otherwise amend the Incentive Plan.

2.12            “Company” shall mean Apotheca Therapeutics, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

2.13            “Consultant” shall mean any Person, including an advisor, (i) engaged by the Company or any Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or any Affiliate pursuant to a written agreement; or (ii) who is a member of the board of directors of any Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

2.14            “Continuous Service” means that Participant’s service with the Company or any Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which Participant renders service to the Company or any Affiliate as an Employee, Consultant or Director or a change in the entity for which Participant renders such service, provided that there is no interruption or termination of Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. Notwithstanding the foregoing, with respect to an Incentive Stock Option, an Employee’s Continuous Service shall be deemed to have terminated in the event of a change in capacity from an Employee to a Consultant or non-Employee Director. The Plan Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.

2.15            “Director” shall mean a member of the Board, whether an Employee or non-Employee Director.

2.16            “Disability” shall mean the Participant’s permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months. The determination of a Participant’s “Disability” shall be made in the sole and absolute discretion of the Plan Administrator.

2.17            “Effective Date” shall mean June 1, 2015.

2.18            “Eligible Individual” shall mean an Employee, Consultant or Director eligible to receive an Award under Section 5 of this Incentive Plan.

2.19            “Employee” shall mean the common-law employee of the Company or any Affiliate. Mere service as a Director or payment of a director’s fee by the Company or any Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.20            “Exercise Agreement” shall mean the written agreement delivered by Participant to the Plan Administrator to evidence such Participant’s exercise of his rights provided under the applicable Award Agreement.

2.21            “Exercise Date” shall mean the date set out in the Exercise Agreement on which Participant exercises his rights provided under the applicable Award Agreement.

2.22            “Exercise Price” shall mean the consideration required, as determined by the Plan Administrator and set out in the Award Agreement, to be remitted upon exercise of an Award.

2.23            “Expiration Date” shall mean June 1, 2025, or in the event the Incentive Plan is subsequently amended to make any change described in clause (ii) of subsection 12.1, the date which is ten (10) years from the date on which such amendment is approved by the Board, or if earlier, the date on which such amendment is approved by the stockholders of the Company.

2.24            “Fair Market Value” shall mean, with respect to the Shares, the value established, in good faith, by the Board as of any date. Fair Market Value shall be determined in accordance with applicable guidance and regulations promulgated under Section 409A of the Code (or any successor provision thereto).

2.25            “Incentive Plan” shall mean this Apotheca Therapeutics, Inc. 2015 Stock Incentive Plan, as amended from time to time.

2.26            “Incentive Stock Option” shall mean any option to purchase Shares awarded pursuant to Section 6 of this Incentive Plan that qualifies as an “incentive stock option” pursuant to Section 422 of the Code.

2.27            “Non-Qualified Stock Option” shall mean any option to purchase Shares awarded pursuant to Section 6 of this Incentive Plan that does not qualify as an Incentive Stock Option (including, without limitation, any option to purchase Shares originally designated, or intended to qualify, as an Incentive Stock Option but that does not, for any reason whatsoever, qualify as an Incentive Stock Option).

2.28            “Parent Corporation” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term “Parent Corporation” shall refer solely to an entity that is taxed under federal income tax laws as a corporation.

2.29            “Participant” shall mean any Eligible Individual who has been granted and holds an Award granted pursuant to this Incentive Plan.

2.30            “Person” shall mean an individual, partnership, joint venture, corporation, limited liability company, trust, estate or other entity or organization.

2.31            “Plan Administrator” shall mean the Committee appointed by the Board to administer the Incentive Plan pursuant to subsection 3.1 hereof, or if no Committee has been appointed or is then serving, the Board.

2.32            “Purchase Price” shall mean the consideration required, as determined by the Plan Administrator and set out in the Award Agreement, to be remitted upon grant of an Award of Restricted Shares.

2.33            “Restricted Shares” shall mean any Shares granted pursuant to Section 7 of this Incentive Plan that are subject to transferability restrictions and/or a substantial risk of forfeiture.

2.34            “Restriction Period” shall mean the period during which Restricted Shares issued pursuant to Section 7 hereof are subject to a substantial risk of forfeiture.

2.35            “Securities Act” shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

2.36            “Shares” shall mean shares of the Common Stock and any shares of capital stock or other securities hereafter issued or issuable upon, in respect of or in substitution or exchange for shares of Common Stock.

2.37	“Stock Option” shall mean any Incentive Stock Option or Non-Qualified Stock Option.

2.38            “Subsidiary Corporation” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Stock Option, the term “Subsidiary Corporation” shall refer solely to an entity that is taxed under federal income tax laws as a corporation.

2.39            “Ten Percent Shareholder” shall mean an individual who, at the time a Stock Option is granted pursuant to Section 6 hereof, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

2.40            “Termination Date” shall mean the date on which a Participant’s Continuous Service with the Company (or any Affiliate) terminates due to retirement, death, Disability, voluntary termination, with or without Cause, or otherwise.

SECTION 3. ADMINISTRATION OF THE PLAN

3.1            Administration of Incentive Plan. The Incentive Plan shall be administered by the Plan Administrator. If a Committee is appointed by the Board to serve as Plan Administrator, the Committee shall consist of at least one member of the Board. In the event of a vacancy, the Board shall appoint another individual to serve. All members of the Committee will serve at the pleasure of the Board and shall be authorized to act with respect to all functions delegated to the Committee. Any Committee to which the Board’s authority has been delegated will act by a majority of its members (or by unanimous vote if the Committee is comprised of less than three (3) members). To the extent a Committee appointed hereunder shall cease or no longer be authorized to act hereunder, the functions delegated to the Committee shall revert to the Board.

3.2            Powers of the Plan Administrator. The Plan Administrator shall have the power, in its sole and absolute discretion, but subject to and within the limitations of the express provisions of the Incentive Plan:

(a)            To determine from time to time which Eligible Individuals under the Incentive Plan shall be granted Awards under the Incentive Plan; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when an Award may be exercised; the number of Shares with respect to which an Award shall be granted to each Eligible Individual; the Exercise Price or the Purchase Price for Shares under an Award; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award and any restrictions on Shares acquired pursuant to an Award; and any other terms and conditions of an Award that the Plan Administrator deems appropriate and as are not inconsistent with the terms of this Incentive Plan;

(b)            To determine whether, to what extent, and under what circumstances, to allow alternative payment options to exercise Awards or pay withholding taxes imposed upon the grant, exercise or vesting of any Award, and the terms and conditions of such payment options;

(c)            To rely upon Employees of the Company or an Affiliate for such clerical and recordkeeping duties as may be necessary in connection with the administration of this Incentive Plan;

(d)            To accelerate or defer (with the consent of the subject Participant) the vesting of any rights under an Award;

(e)            To establish, amend and revoke rules and regulations as it may deem appropriate for the conduct of meetings and the proper administration of the Incentive Plan;

(f)            To delegate to one or more Persons the right to act on its behalf in such matters as authorized by the Plan Administrator;

(g)            To construe and interpret the Incentive Plan and Award Agreements issued hereunder;

(h)            To take such actions as are deemed necessary or advisable by the Plan Administrator to qualify the Incentive Plan for exemption from the registration requirements of federal and state securities laws, to prepare, file and execute all applications, agreements, certificates and other documents with respect to the Incentive Plan, the grant of any Award hereunder, or the exercise of any Award hereunder with the appropriate federal and state agencies, and to take any and all other actions that are deemed necessary or advisable by the Plan Administrator to comply with applicable federal and state securities laws;

(i)            To cancel or revoke any Award issued hereunder if the issuance of such Award would violate any applicable federal or state securities laws;

(j)            To amend the Incentive Plan or an Award Agreement to the extent provided under Section 12 hereof. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Incentive Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Incentive Plan fully effective; and

(k)            To take any and all other actions that are deemed necessary or advisable by the Plan Administrator for the administration of the Incentive Plan.

3.3            Effect of Plan Administrator’s Decision. All determinations, interpretations and constructions made by the Plan Administrator in good faith shall not be subject to review by any Person and shall be final, binding and conclusive on all Persons. Any member of the Board or Committee acting as Plan Administrator and any officer or Employee of the Company or any Affiliate acting at the direction of the Plan Administrator shall not be personally liable for any action or determination taken or made in good faith with respect to the Incentive Plan, and shall, to the extent provided in subsection 13.6 hereof, be fully indemnified by the Company with respect to any such action or determination.

SECTION 4. SHARES SUBJECT TO PLAN AND RELATED ADJUSTMENTS

4.1            Share Reserve. Except as otherwise provided in this Section 4, the maximum number of Shares that may be issued with respect to Awards granted pursuant to this Plan shall not exceed 25,000 Shares; provided, however, that the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted pursuant to this Plan shall not exceed 25,000 Shares. The Shares issued pursuant to this Plan may be authorized but unissued Shares or may be Shares issued pursuant to this Plan that have been reacquired by the Company.

4.2            Cancellation, Expiration, or Forfeiture of Awards. To the extent that any Award granted pursuant to this Plan shall be forfeited, expire or be cancelled, in whole or in part, then the number of Shares subject to the Plan pursuant to subsection 4.1 shall be increased by the portion of the Awards or stock options so forfeited, expired or cancelled, and such forfeited, expired or cancelled Shares may be awarded pursuant to the provisions of this Plan.

4.3            Payment in Shares. If Shares are permitted to be delivered to the Company in full or partial payment of the Exercise Price, Purchase Price or the applicable withholding taxes imposed on any Award granted pursuant to this Plan then the number of Shares available for future Awards granted pursuant to this Plan shall be reduced only by the net number of Shares issued under the applicable award.

4.4            Repurchases of Shares. If Shares issued in connection with any Award granted pursuant to this Plan shall be repurchased by the Company, in whole or in part, then the number of Shares subject to the Plan pursuant to subsection 4.1 shall be increased by the portion of the Shares repurchased by the Company, and such repurchased Shares may again be awarded pursuant to the provisions of this Plan.

4.5            Issuance of Share Certificates. Prior to the issuance of Common Stock hereunder, whether upon grant, exercise, or purchase pursuant to the applicable Award, Participant shall submit the consideration, if any, required under the applicable Award Agreement, payment or other provision for any applicable tax withholding obligations, and all documents to be executed and delivered by Participant to the Company in accordance with the provisions of this Plan and the applicable Award Agreement or as may otherwise be required by the Company or the Plan Administrator, including, without limitation, an executed counterpart to an applicable stockholder’s agreement and, with respect to Restricted Shares, a stock power, endorsed in blank, relating to the Shares covered by such Award. The Company will evidence the issuance of Shares hereunder by any means appropriate, including, without limitation, book- entry registration or issuance of a duly executed Share certificate in the name of Participant, provided that stock certificates evidencing Restricted Shares granted pursuant to this Plan shall be held in the custody by the Company or its duly authorized delegate until the restrictions thereon have lapsed. If certificates are issued, a separate certificate or certificates will be issued for Shares issued in connection with each type of Award granted to the Participant.

SECTION 5. ELIGIBILITY

5.1            Individuals Eligible to Participate. The Plan Administrator shall determine, within the limitations of the Incentive Plan, the Employees, Consultants or Directors of the Company or any Affiliate to whom Awards may be granted. In making such determination, as well as the determination of the type of Award and terms of such Award, the Plan Administrator may consider the position and responsibilities of the Eligible Individual, the importance of such individual to the Company, the duties of such individual, the past, present and potential contributions of such individual to the growth and success of the Company and such other factors as the Plan Administrator may deem relevant in connection with accomplishing the purposes of this Incentive Plan.

5.2            Evidence of Participation. Each Award granted to an Eligible Individual shall be evidenced by an Award Agreement, in such form as prescribed by the Plan Administrator and containing such terms and provisions as are not inconsistent with this Incentive Plan. The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of the terms of the Incentive Plan. Each Award will be deemed to have been granted as of the date on which the Plan Administrator has completed the action declaring the Award, which date shall be specified by the Plan Administrator in the applicable Award Agreement, notwithstanding any delay which may elapse in the delivery and execution of such Award Agreement.

SECTION 6. STOCK OPTIONS

6.1            Grant of Stock Options. The Plan Administrator may, in its sole and absolute discretion, may grant Stock Options, whether alone or in addition to other Awards granted pursuant to this Incentive Plan, to any Eligible Individual. Each Eligible Individual so selected shall be offered a Stock Option to purchase the number of Shares determined by the Plan Administrator and set forth in an Award Agreement; provided, however only Employees of the Company (or any Affiliate) may be granted Incentive Stock Options. The Plan Administrator shall specify in the Award Agreement the number of Shares subject to the Award, whether such Stock Option is an Incentive Stock Option or Non-Qualified Stock Option and such other terms or conditions as the Plan Administrator shall, in its sole and absolute discretion, determine appropriate and which are not inconsistent with the terms of the Incentive Plan.

6.2            Award Term. No Stock Option shall be exercisable after the expiration of the Award Term determined by the Plan Administrator and set out in Participant’s Award Agreement. Notwithstanding any provision herein to the contrary, the Award Term of any Incentive Stock Option granted under this Incentive Plan shall not exceed ten (10) years from the Award Date, or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Award Date.

6.3            Exercise Price. The Exercise Price of each Stock Option granted under this Section 6 shall be established by the Plan Administrator or shall be determined by a method established by the Plan Administrator as of the Award Date. Notwithstanding the foregoing, the Exercise Price of any Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Award Date (or if greater, the par value of such Common Stock), or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the Fair Market Value of a Share on the Award Date.

6.4            Vesting of Stock Options. Each Stock Option granted pursuant to this Plan may only be exercised to the extent that Participant is vested in such Stock Option. Except as otherwise provided under subsection 11.2 herein, each Stock Option shall vest separately in accordance with the vesting schedule determined by the Plan Administrator and set out in the applicable Award Agreement. Notwithstanding the foregoing, the Plan Administrator may accelerate the vesting schedule of any outstanding Stock Option to the extent the Plan Administrator determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.

6.5            Time and Manner of Exercise. Except to the extent otherwise provided in the applicable Award Agreement, each Stock Option may be exercised, in whole or in part, by submitting to the Plan Administrator an Exercise Agreement in the form prescribed by the Plan Administrator and duly executed by Participant (or, following Participant’s Disability or death, his legal representative, estate or heirs, as the case may be). Except as otherwise permitted by the Plan Administrator and expressly provided in the applicable Award Agreement, the Exercise Price and applicable tax withholding shall be paid in full at the time of exercise in a manner permitted under Section 9 herein.

(a)            Voluntary Termination of Service. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates (other than upon Participant’s death or Disability, or for Cause), Participant may thereafter exercise the vested portion of his Stock Option (to the extent that Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the date ninety (90) days following Participant’s Termination Date or (ii) the expiration of the Award Term under subsection 6.2. If, after termination, Participant does not exercise Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(b)            Death of Participant. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates by reason of such Participant’s death (or Participant dies within the ninety (90) day period following Participant’s Termination Date), Participant’s estate or heirs may thereafter exercise Participant’s Stock Option (to the extent that Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the first anniversary of the Participant’s death or (ii) the expiration of the Award Term under subsection 6.2. If, after the Participant’s death, Participant’s estate or heirs have not exercised Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(c)            Disability of Participant. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates by reason of such Participant’s Disability, Participant, or his legal representative, may thereafter exercise Participant’s Stock Option (to the extent that Participant was entitled to exercise such Stock Option as of the Termination Date) but only within such period of time ending on the earlier of (i) the first anniversary of the Participant’s Termination Date or (ii) the expiration of the Award Term under subsection 6.2. If, after termination, Participant, or his legal representative, has not exercised Participant’s Stock Option within the time specified herein, the Stock Option shall terminate and will no longer be exercisable.

(d)            Termination For Cause. Unless otherwise provided in the applicable Award Agreement, in the event Participant’s Continuous Service terminates for Cause, all Stock Options held by such Participant, whether or not vested, shall immediately terminate and will no longer be exercisable.

(e)            Discretion of Plan Administrator. The Plan Administrator shall have the sole discretion, exercisable at any time, to extend the time during which a Stock Option is to remain exercisable following Participant’s Termination Date from the period otherwise in effect for that Stock Option and set forth in the Award Agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that the period in which the Stock Option is exercisable shall not be extended to a date beyond the expiration of the Award Term under subsection 6.2 or, if later, thirty (30) days following the date on which the exercise of the Stock Option would no longer violate applicable securities laws. If the Plan Administrator extends the time during which an Incentive Stock Option will remain exercisable, then such extension shall be treated as the grant of a new Option as of the date of the extension.

(f)            Payment Upon Subsequent Exercise. Notwithstanding any provision to the contrary herein, upon notice of intent to exercise of any one or more Stock Options on or after Participant’s Termination Date in accordance with this subsection 6.5, the Company may, as soon as administratively feasible, in lieu of the issuance of Shares, remit to Participant (or his legal representative, estate, or heirs, as the case may be) a payment, in such manner as the Company may deem appropriate, equal to the Fair Market Value of the Shares that would otherwise be issued under the applicable Stock Option(s), less the aggregate Exercise Price and less applicable withholding taxes; provided, however, that such payment shall not be made unless (i) the Company has sufficient capital and liquidity, as determined by the Board, in its sole and absolute discretion, to make such cash payment and (ii) the Plan Administrator has received from Participant all necessary assignments, endorsements, instruments or such other evidences of title as may be reasonably required by the Plan Administrator.

(g)            Lapsed and Cancelled Stock Options. Nothing contained in this Incentive Plan will be deemed to extend the term of a Stock Option or to revive any Stock Option that has previously lapsed or been cancelled, terminated or surrendered.

6.6	Transferability of Option.

(a)            Rights to Transfer. A Stock Option shall be transferable to the extent provided in the Award Agreement; provided, however, that an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of Participant only by Participant. If the Award Agreement does not provide for transferability, then the Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of Participant only by Participant.

(b)            Evidence of Rights. The transferee of a Stock Option shall not be permitted to exercise the Stock Option unless and until such transferee has provided the Plan Administrator a copy of the will and/or such other evidence as the Plan Administrator determines necessary to establish the validity of the transfer.

6.7	Restrictions for Incentive Stock Options.

(a)            Shareholder Approval of Plan. To the extent shareholder approval of this Incentive Plan is required by Section 422 of the Code, no Eligible Individual shall be granted an Incentive Stock Option unless this Incentive Plan is approved by the stockholders of the Company within twelve (12) months before or after the date this Incentive Plan is initially adopted (or, if applicable, amended pursuant to clause (ii) of subsection 12.1) by the Board.

(b)            Fair Market Value Restrictions. To the extent that the aggregate Fair Market Value (determined on the Award Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

(c)            Termination of Authority to Issue Incentive Stock Options. Notwithstanding any provision of this Incentive Plan to the contrary, no Incentive Stock Option shall be granted to any Employee after the Expiration Date.

(d)            Qualification of Incentive Stock Option. To the extent that a Stock Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the stockholders of the Company to timely approve this Incentive Plan, or the time or manner of its exercise or otherwise) such Stock Option or the portion thereof that does not qualify as an Incentive Stock Option shall be deemed to constitute a Non-Qualified Stock Option under this Incentive Plan.

(e)            Failure to Qualify. Notwithstanding any provision herein to the contrary, none of the Plan Administrator, the Company, any Affiliates, or the directors, officers or Employees of the foregoing shall have any liability to any Participant or any other Person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time.

SECTION 7. RESTRICTED SHARES

7.1            Grants of Restricted Shares. The Plan Administrator may, in its sole and absolute discretion, grant Restricted Shares, whether alone or in addition to other Awards granted pursuant to this Plan, to any Eligible Individual. Each Eligible Individual granted Restricted Shares shall execute an Award Agreement setting forth the terms and conditions of such Restricted Shares, including, without limitation, the Purchase Price, if any, the Restriction Period, and conditions of forfeiture, whether based on performance standards, period of service or otherwise.

7.2            Payment for Restricted Shares. Upon Participant’s acceptance of an applicable Award Agreement for Restricted Shares, Participant shall pay to the Company the Purchase Price, if any, for the Restricted Shares. Such Purchase Price may be paid in any manner permitted under Section 9 herein and set forth in the applicable Award Agreement. The Purchase Price, if any, shall be determined by the Plan Administrator, in its sole and absolute discretion, and set forth in the applicable Award Agreement.

7.3	Terms of Restricted Shares.

(a)            Forfeiture of Restricted Shares. Subject to subsection 7.3(b) herein, and except as otherwise provided in the applicable Award Agreement, all Restricted Shares shall be forfeited and returned to the Company and all rights of Participant with respect to such Restricted Shares shall terminate unless Participant satisfies the requirements of the Award Agreement, which may include requirements for continuation of service, performance, and such other terms and conditions as the Plan Administrator shall, in its sole and absolute discretion, determine applicable with respect to the Restricted Shares.

(b)            Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7 to the contrary, the Plan Administrator may, in its sole and absolute discretion, waive the Restriction Period and any other conditions set forth in the applicable Award Agreement under appropriate circumstances (which may include the death or Disability of Participant, or a material change in circumstances arising after the Award Date) and impose such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Plan Administrator shall deem appropriate.

7.4            Tax Elections. Each Participant who has been granted an Award of Restricted Shares shall have the opportunity to file with the Internal Revenue Service an election under Section 83(b) of the Code (an “83(b) Election”) to recognize taxable income for the taxable year in which the Award was granted equal to the Fair Market Value of such Restricted Shares on the Award Date (less the Purchase Price, if any). A Participant who makes an 83(b) Election with respect to Restricted Shares shall be treated as the owner of such Shares for federal income tax purposes and, on or before January 31 of each calendar year, shall receive a Form 1099 showing the amount of dividends or distributions paid during such year with respect to such Restricted Shares, if any. A Participant who does not make an 83(b) Election with respect to Restricted Shares shall not be treated as the owner of such Shares for federal income tax purposes until the expiration of the Restriction Period and, on or before January 31 of each calendar year during the Restriction Period, shall, if an Employee, receive a Form W-2 or, if a non- Employee, receive a Form 1099, as the case may be, showing the amount of dividends or distributions paid during such year with respect to such Restricted Shares and applicable withholding amounts, if any. Notwithstanding the foregoing, a Participant’s making or failure to make an 83(b) Election shall not affect the Participant becoming a shareholder of record, for state law purposes, pursuant to subsection 4.5.

SECTION 8. SHAREHOLDER RIGHTS

8.1            Rights Upon Grant of Award. No Person shall have any rights as a stockholder of the Company with respect to any Shares of Common Stock subject to an Award unless and until such Person becomes the holder of record of such Shares pursuant to subsection 4.5 hereof, and except as otherwise permitted by subsection 11.1, no adjustment will be made for dividends or other distributions in respect of such Shares for which the record date is prior to the date on which such Person has become the holder of record. For these purposes, a Participant who receives a grant of Restricted Shares shall become a holder of record as of the Award Date or, if later, the date on which the applicable Purchase Price is paid and shall thereafter be entitled to the voting and dividend or distribution rights appurtenant to such Shares.

8.2            Rights Following Termination of Continuous Service. Following termination of a Participant’s Continuous Services for any reason, the Shares of Common Stock obtained by the Participant in connection with the grant, exercise or vesting of an Award issued pursuant to this Incentive Plan, whether held by Participant or Participant’s legal representative, estate or heirs, shall be subject to repurchase by the Company in accordance with the terms of any applicable stockholders’ agreement and such other conditions as set forth in the applicable Award Agreement.

SECTION 9. PAYMENT UNDER AWARDS

9.1            Consideration for Shares. Except as otherwise provided in this Incentive Plan, consideration for Shares purchased under Awards may be submitted only in such amounts and at such intervals of time as specified in the applicable Award Agreement:

(a)            by payment to the Company of the amount of such consideration by cash, wire transfer, certified check or bank draft;

(b)            by execution of a promissory note, to be submitted with a stock power, endorsed in blank relating to the Shares held as collateral for such note;

(c)            by “cashless exercise,” pursuant to which the Company withholds from the Shares that would otherwise be issued upon exercise of an Award that number of Shares with a Fair Market Value equal to the Exercise Price for the Award with respect to which such election was made;

(d)            through the delivery of unrestricted Shares having a Fair Market Value equal to the Exercise Price and owned by Participant for more than six (6) months (or such shorter or longer period of time as is necessary to avoid a charge to earnings on the Company’s financial statements);

(e)            any combination of one or more methods described herein; or

(f)            any other consideration deemed acceptable by the Plan Administrator, in its sole and absolute discretion.

Notwithstanding any provision herein to the contrary, a Participant shall not be permitted to exercise an Incentive Stock Option pursuant to paragraphs (c) - (f) above unless the Award Agreement specifically permits such method of exercise on the Award Date.

9.2            Withholding Requirements. The amount, as determined by the Plan Administrator, of any federal, state or local tax required to be withheld by the Company due to the grant, exercise, or vesting of an Award must be submitted in such amounts and at such time as specified in the applicable Award Agreement.

(a)            by payment to the Company of the amount of such withholding obligation by cash, wire transfer, certified check or bank draft;

(b)            through either the retention by the Company of a number of Shares out of the Shares being acquired through the Award or the delivery of unrestricted Shares owned by Participant for more than six (6) months (or such shorter or longer period as is necessary to avoid a charge to earnings on the Company’s financial statements) and having a Fair Market Value equal to the minimum withholding obligation; or

(c)            pursuant to a written agreement between the Participant and the Company authorizing the Company to withhold from such Participant’s regular wages the amount of such withholding obligation.

If Participant elects to use and the Plan Administrator permits either method described in subsection 9.2(b) herein in full or partial satisfaction of any withholding tax liability resulting from the grant, exercise or vesting of an Award hereunder, the Company shall remit a cash payment or an amount equal to the Fair Market Value of the Shares so withheld or delivered, as the case may be, to the appropriate taxing authorities.

SECTION 10. COMPLIANCE WITH SECURITIES AND OTHER LAWS

10.1            Securities Laws. Notwithstanding any other provision of this Incentive Plan, the Company shall not be obligated to sell or issue any Shares pursuant to any Award granted under this Incentive Plan unless (a) the Shares have been registered under applicable federal securities law, or the issuance of such Shares is exempt from registration, (b) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction to the extent necessary to comply with applicable state securities laws, and (c) if the Shares have been listed on any exchange, the Shares have been duly listed on such exchange in accordance with the procedures specified thereunder. As a condition to the issuance or transfer of any Award or any security issuable in connection with such Award, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such issuance and/or transfer will not be in violation of the Securities Act or any other applicable securities laws and may place such legends on any agreement, instrument or certificate evidencing such Award or Shares, issue stop transfer orders with respect thereto and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Award or any security issuable in connection with such Award or any agreement, instrument or certificate evidencing such Award or Shares for any reason whatsoever. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Award or any Share issuable in connection with such Award under applicable securities laws or to perfect any exemption from such registration or qualification or to list any Shares on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any Person for refusing to issue, deliver or transfer any Award or any Share issuable in connection with such Award if such refusal is based upon the foregoing provisions of this subsection 10.1.

10.2            Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that Participant is acquiring Common Stock subject to the Award for Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares upon the exercise or grant of an Award has been registered under a then currently effective registration statement under then applicable securities laws or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

10.3            Prohibition on Deferred Compensation. Notwithstanding any provision herein to the contrary, the Company intends that no Award granted hereunder will constitute a deferral of compensation under a “nonqualified deferred compensation plan”, as such term is defined under Section 409A(d)(1) of the Code (or a successor provision thereto), either in form or operation. If any provision of this Incentive Plan or any Award is ambiguous, such provision shall be construed in a manner necessary to achieve the intent of the foregoing provision.

SECTION 11. ADJUSTMENTS UPON CHANGES IN SHARES

11.1            Capitalization Adjustments. If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Incentive Plan will be appropriately adjusted in the class(es) and maximum number of Shares available for issuance under the Incentive Plan pursuant to subsection 4.1 and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per Share of Common Stock subject to such outstanding Awards. The Plan Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company).

11.2            Change of Control. In the event of a Change of Control, unless the Plan Administrator determines otherwise, then with respect to Awards held by Participants whose Continuous Service has not terminated:

(a)            Notice and Acceleration. (i) the Company shall provide each Participant written notice of such Change of Control, (ii) all outstanding Stock Options of such Participant shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Stock held by such Participant shall immediately lapse.

(b)            Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Plan Administrator determines otherwise, all outstanding Stock Options that are not exercised shall be assumed by, or replaced with comparable options or rights, by the surviving corporation.

(c)            Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Plan Administrator may take one or both of the following actions: the Plan Administrator may (i) require that Participants surrender their outstanding Stock Options in exchange for a payment by the Company, in cash or Common Stock as determined by the Plan Administrator, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Stock Options exceeds the Exercise Price of the Stock Options, or (ii) after giving Participants an opportunity to exercise their outstanding Stock Options, terminate any or all unexercised Stock Options at such time as the Plan Administrator deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Plan Administrator may specify.

SECTION 12. AMENDMENT AND TERMINATION

12.1            Amendment of Incentive Plan. Notwithstanding anything contained in this Incentive Plan to the contrary, all provisions of this Incentive Plan may at any time, or from time to time, be modified or amended by the Board; provided, however, that no amendment or modification shall be made to the Incentive Plan that would (i) impair the rights of any Participant with respect to an outstanding Award issued to such Participant, unless a majority of the Participants impaired by the amendment or modification consent to such change in writing or (ii) increase the number of Shares subject to issuance upon the exercise of Incentive Stock Options (other than in accordance with an adjustment pursuant to subsection 11.1 hereof), change the class of Employees eligible to receive Incentive Stock Options pursuant to this Incentive Plan, or change the identity of the granting company or the Shares issued upon exercise of Incentive Stock Options, unless such amendment is approved by the stockholders of the Company within twelve (12) months before or after such amendment. In addition, the Plan Administrator shall be authorized to the same extent as the Board to correct any defect, omission or inconsistency in the Incentive Plan in a manner and to the extent it shall deem necessary or expedient to make the Incentive Plan fully effective.

12.2            Amendment of Award. The Plan Administrator may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of this Incentive Plan; provided, however, that a Participant’s rights under the Award shall not be impaired by such amendment unless (i) the Plan Administrator requests the consent of such Participant and (ii) the Participant consents in writing.

12.3            Termination of Incentive Plan. The Board may suspend or terminate this Plan at any time, and such suspension or termination may be retroactive or prospective; provided that the termination of this Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder thereof shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award. Absent any action by the Board to terminate or suspend the Incentive Plan, the Incentive Plan shall automatically terminate on the Expiration Date.

SECTION 13. GENERAL PROVISIONS

13.1            General Assets. The proceeds to be received by the Company upon exercise of any Award or purchase of Shares pursuant to any Award will constitute general assets of the Company and may be used for any proper purposes.

13.2            No Assignment or Alienation. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award or the Shares issued in connection with an Award contrary to the provisions of this Incentive Plan or the applicable Award Agreement, or the levy of any execution, attachment or similar process upon an Award or Shares issued in connection with an Award shall be null and void and without effect.

13.3            No Limit on Other Compensation Arrangements. Nothing contained in this Incentive Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

13.4            Tax Withholding. The Plan Administrator shall notify each Participant of any tax withholding obligations arising as a result of the grant, exercise or vesting of an Award. As a condition to a Participant’s exercise of an Award, and the issuance of Shares, Participant must satisfy the applicable withholding obligation as may be required by law in a manner permitted under Section 9.2 hereof.

13.5            No Right to Employment or Continuation of Relationship. Nothing in this Incentive Plan or in any Award Agreement, nor the grant of any Award, shall confer upon or be construed as giving any Participant any right to remain in the employ of the Company or an Affiliate or to continue as a Consultant or non-Employee Director. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate the relationship of any Consultant or non-Employee Director with the Company or any Affiliate, free from any liability or any claim pursuant to this Incentive Plan, unless otherwise expressly provided in this Incentive Plan or in any Award Agreement. No Consultant, Director or Employee of the Company or any Affiliate shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of any Consultant, Director or Employee of the Company or any Affiliate, or of any Participants.

13.6            Indemnification of Plan Administrator. The Company shall indemnify each present and future member of the Committee or the Board acting in its capacity as Plan Administrator, as well as any officer or Employee acting at the direction of the Plan Administrator or its authorized delegate, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his performance or non-performance of services in connection with the administration of this Incentive Plan, whether or not he continues in such position at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by such individual (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties hereunder or (b) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of the estate of each such member of the Committee or the Board, as well as any Employee acting at the direction of the Plan Administrator or its authorized delegate, and shall be in addition to all other rights to which such member, officer or Employee shall be entitled as a matter of law, contract, or otherwise.

13.7            No Limitation Upon the Rights of the Company. The grant of an Award pursuant to this Incentive Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

13.8            No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Incentive Plan. If an Award vests or becomes exercisable with respect to a fractional Share, such installment will instead be rounded to the next highest whole number of Shares, except for the final installment, which will be for the balance of the total Shares subject to the Award. If the final installment results in a fractional Share, the Plan Administrator shall determine, in its sole discretion, whether cash, other securities or other property shall be paid or transferred in lieu of any such fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

13.9            GOVERNING LAW. TO THE EXTENT NOT OTHERWISE PREEMPTED BY FEDERAL LAW, THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

13.10            Qualification of Incentive Plan. This Incentive Plan is not intended to be, and shall not be, qualified under Section 401(a) of the Code.

13.11            Severability. If any provision of this Incentive Plan or any Award is, or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would cause this Incentive Plan or any Award to fail to comply under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Plan Administrator, materially altering the intent of this Incentive Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Incentive Plan and any such Award shall remain in full force and effect.

13.12            Headings. Headings are given throughout this Incentive Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Incentive Plan or any provision thereof.

13.13            Gender and Number. In construing the Incentive Plan, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

13.14            Effective Date. Except as otherwise expressly provided to the contrary, this Incentive Plan shall be effective as of the 1st day of June, 2015.

THIS CONCLUDES THE 2015 STOCK INCENTIVE PLAN

ACTUATE THERAPEUTICS, INC.

2015 stock INCENTIVE PLAN

Stock Option Award Agreement

Unless otherwise defined herein, the terms defined in the Actuate Therapeutics, Inc. 2015 Stock Incentive Plan, as amended (the “Plan”), shall have the same defined meanings in this Stock Option Agreement (this “Agreement”).

A.	NOTICE OF STOCK OPTION GRANT

Optionee:

The Optionee has been granted a Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Award Date	[DATE], 202__
Vesting Commencement Date	[DATE]
Exercise Price per Share	$1.19
Total Number of Shares
Type of Stock Option	Non-Qualified Stock Option
Award Term Expiration Date	[DATE], 203__

B.	TERMS OF OPTION

1.            Vesting. Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following vesting schedule:

25% of the Shares subject to this Stock Option shall vest 12 months following the Award Date, subject to Optionee remaining in Continuous Service with the Company, and no Shares shall vest before such date. The remaining Shares subject to this Stock Option shall vest monthly over the next 36 months in equal monthly amounts, subject to Optionee remaining in Continuous Service with the Company.

2.	Exercise of Option.

(a)            Right to Exercise. This Stock Option shall be exercisable during its term in accordance with the applicable provisions of the Plan and this Agreement.

(b)            Method of Exercise. This Stock Option shall be exercisable by delivery of an Exercise Agreement, in the form provided by the Company, which shall state (i) the Optionee’s election to exercise the Stock Option; (ii) the number of Shares with respect to which the Stock Option is being exercised; and (iii) such other representations and agreements as may be required by the Company. The Exercise Agreement shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. This Stock Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Agreement accompanied by the aggregate Exercise Price.

(c)            Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee, subject to approval by the Company:

(i)            cash, wire transfer, certified check, or bank draft;

(ii)            execution of a promissory note, to be submitted with a stock power, endorsed in blank relating to the Shares held as collateral for such note;

(iii)            consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

(iv)            surrender of other Shares that, (A) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee, and not subject to a substantial risk of forfeiture, for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares; or

(v)            delivery of such other lawful consideration as the Company may permit in its sole discretion.

(d)	Issuance of Shares.

(i)            No Shares shall be issued pursuant to the exercise of a Stock Option unless (i) such issuance and such exercise comply with applicable laws; and (ii) to the extent requested by the Company, the Optionee enters into, executes, and delivers any and all buy-sell, purchase option, shareholder, and other agreements regarding the disposition of the Shares held by the Optionee and the purchase of such Shares by the Company, as the Company shall determine to be necessary or appropriate in its sole discretion. Assuming compliance with the forgoing, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

(ii)            Each exercise of this Stock Option shall, at the election of the Company, be contingent upon receipt by the Company from the holder of this Stock Option of such written representations concerning his or her intentions with regard to retention or disposition of the Shares being acquired by exercise of this Stock Option and/or such written covenants and agreements as to the manner of disposal of such Shares as, in the opinion of the Company, may be necessary to ensure that any disposition by such holder will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. This Stock Option shall be subject to the requirement that if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to this Stock Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the issuance or delivery of Shares hereunder, this Stock Option may not be exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

(e)            Repurchase Option. The Optionee acknowledges and agrees that, as a condition to the receipt of Shares upon the exercise of this Stock Option, any Shares issued upon the exercise of the Stock Option shall remain subject to the repurchase option under Section 8.2 of the Plan.

(f)             Exercise Period. In no event may the Optionee exercise this Stock Option after the Award Term Expiration Date set forth in Section A. Notwithstanding anything to the contrary in the Plan, and subject to the vesting restrictions set forth in Section B.1 of this Agreement, this Stock Option shall be exercisable for ten (10) years following the Award Date. Notwithstanding the last sentence, upon the termination of the Optionee’s Continuous Service, the Stock Option, to the extent then vested, must be exercised within the period set forth under Section 6.5 of the Plan. In the event the Stock Option is a Non-Qualified Stock Option, the Plan Administrator may extend the otherwise applicable exercise period to a date that is not later than the Award Term Expiration Date to the extent such extension is permitted by applicable law and does not result in the Stock Option being treated as a new Award under the Plan. Any portion of this Stock Option that remains unexercised at the end of the applicable exercise period shall be forfeited.

(g)            Right of First Refusal. The Optionee agrees that, as a condition to the receipt of Shares upon the exercise of this Stock Option, he or she shall be deemed a party to the Company’s Amended and Restated Right of First Refusal and Co-Sale Agreement, the terms of which shall be incorporated herein by reference, and the Optionee shall be bound by, and subject to, all the obligations under such agreement that are applicable to a “Key Holder” (as defined therein).

C.	AGREEMENT

1.            Grant of Stock Option. Pursuant to the Plan, the Company hereby grants to the Participant named in the Notice of Stock Option Grant (the “Optionee”), a Stock Option to purchase, from the Company, for the Exercise Price set forth above, Shares of the Company. This Stock Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

2.            Type of Stock Option. If designated in Part I as an Incentive Stock Option, this Stock Option is intended to qualify as an Incentive Stock Option as defined in Code Section 422. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Non-Qualified Stock Option.

3.            Restrictions on Exercise. This Stock Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable law.

4.            Rights as Shareholder. Neither the Optionee nor his or her guardian or legal representatives shall be a stockholder of the Company or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares deliverable upon the exercise of this Stock Option unless and until certificates representing such Shares shall have been issued and delivered to the Optionee or his or her guardian or legal representative.

5.            Non-Transferability of Stock Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

6.            Term of Stock Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

7.            Tax Obligations. The Optionee agrees to make appropriate arrangements with the Company (or the Affiliate employing or retaining the Optionee) for the satisfaction of all federal, state, local, and foreign income and employment tax withholding requirements applicable to the Stock Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

8.            Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and, except as provided under the Plan, may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

9.            No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR SERVICE PROVIDER FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE OR SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement. The Optionee hereby agrees to accept, as binding, conclusive, and final, all decisions or interpretations of the Company upon any questions arising under the Plan or this Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Optionee has executed this Agreement, all as of the Date of Grant.

ACTUATE THERAPEUTICS, INC.

By:
Name:	Daniel Schmitt
Title:	Chief Executive Officer

OPTIONEE

By:
Name:

ACTUATE THERAPEUTICS, INC.

2015 stock INCENTIVE PLAN

Stock Option Award Agreement

Unless otherwise defined herein, the terms defined in the Actuate Therapeutics, Inc. 2015 Stock Incentive Plan, as amended (the “Plan”), shall have the same defined meanings in this Stock Option Agreement (this “Agreement”).

A.	NOTICE OF STOCK OPTION GRANT

Optionee:

The Optionee has been granted a Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Award Date	[DATE], 202__
Exercise Price per Share	$1.19
Total Number of Shares
Type of Option	Non-Qualified Stock Option
Award Term Expiration Date	[DATE], 203__

B.	TERMS OF OPTION

1.            Vesting. Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following vesting schedule:

50% of the Shares subject to this Stock Option shall vest on the Award Date. The remaining Shares subject to this Stock Option shall vest on the date that is 12 months following the Award Date, subject to Optionee remaining in Continuous Service with the Company.

2.            Exercise of Option.

(a)            Right to Exercise. This Stock Option shall be exercisable during its term in accordance with the applicable provisions of the Plan and this Agreement.

(b)            Method of Exercise. This Option shall be exercisable by delivery of an Exercise Agreement, in the form provided by the Company, which shall state (i) the Optionee’s election to exercise the Stock Option; (ii) the number of Shares with respect to which the Stock Option is being exercised; and (iii) such other representations and agreements as may be required by the Company. The Exercise Agreement shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. This Stock Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Agreement accompanied by the aggregate Exercise Price.

(c)            Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee, subject to approval by the Company:

(i)            cash, wire transfer, certified check, or bank draft;

(ii)            execution of a promissory note, to be submitted with a stock power, endorsed in blank relating to the Shares held as collateral for such note;

(iii)            consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

(iv)            surrender of other Shares that, (A) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee, and not subject to a substantial risk of forfeiture, for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares; or

(v)            delivery of such other lawful consideration as the Company may permit in its sole discretion.

(d)            Issuance of Shares.

(i)            No Shares shall be issued pursuant to the exercise of a Stock Option unless (i) such issuance and such exercise comply with applicable laws; and (ii) to the extent requested by the Company, the Optionee enters into, executes, and delivers any and all buy-sell, purchase option, shareholder, and other agreements regarding the disposition of the Shares held by the Optionee and the purchase of such Shares by the Company, as the Company shall determine to be necessary or appropriate in its sole discretion. Assuming compliance with the forgoing, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

(ii)            Each exercise of this Stock Option shall, at the election of the Company, be contingent upon receipt by the Company from the holder of this Stock Option of such written representations concerning his, her or its intentions with regard to retention or disposition of the Shares being acquired by exercise of this Stock Option and/or such written covenants and agreements as to the manner of disposal of such Shares as, in the opinion of the Company, may be necessary to ensure that any disposition by such holder will not involve a violation of the Securities Act of 1933, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. This Stock Option shall be subject to the requirement that if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to this Stock Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the issuance or delivery of Shares hereunder, this Stock Option may not be exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

(e)            Repurchase Option. The Optionee acknowledges and agrees that, as a condition to the receipt of Shares upon the exercise of this Stock Option, any Shares issued upon the exercise of the Stock Option shall remain subject to the repurchase option under Section 8.2 of the Plan.

(f)            Exercise Period. In no event may the Optionee exercise this Stock Option after the Award Term Expiration Date as set forth in Section A. Notwithstanding anything to the contrary in the Plan, and subject to the vesting restrictions set forth in Section B.1 of this Agreement, this Stock Option shall be exercisable for ten (10) years following the Award Date. Notwithstanding the last sentence, upon the termination of the Optionee’s Continuous Service, the Stock Option, to the extent then vested, must be exercised within the period set forth under Section 6.5 of the Plan. In the event the Stock Option is a Non-Qualified Stock Option, the Plan Administrator may extend the otherwise applicable exercise period to a date that is not later than the Award Term Expiration Date to the extent such extension is permitted by applicable law and does not result in the Stock Option being treated as a new Award under the Plan. Any portion of this Stock Option that remains unexercised at the end of the applicable exercise period shall be forfeited.

C.	AGREEMENT

1.            Grant of Stock Option. Pursuant to the Plan, the Company hereby grants to the Participant named in the Notice of Stock Option Grant (the “Optionee”), a Stock Option to purchase, from the Company, for the Exercise Price set forth above, Shares of the Company. This Stock Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

2.            Type of Stock Option. If designated in Part I as an Incentive Stock Option, this Stock Option is intended to qualify as an Incentive Stock Option as defined in Code Section 422. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Non-Qualified Stock Option.

3.            Restrictions on Exercise. This Stock Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable law.

4.            Rights as Stockholder. Neither the Optionee nor his, her or its guardian or legal representatives shall be a stockholder of the Company or have any of the rights or privileges of a shareholder of the Company in respect of any of the Shares deliverable upon the exercise of this Stock Option unless and until certificates representing such Shares shall have been issued and delivered to the Optionee or his, her or its guardian or legal representative.

5.            Non-Transferability of Stock Option. This Stock Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

6.            Term of Stock Option. This Stock Option may be exercised only within the term set out in the Notice of Stock Option Grant and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

7.            Tax Obligations. The Optionee agrees to make appropriate arrangements with the Company (or the Affiliate employing or retaining the Optionee) for the satisfaction of all federal, state, local, and foreign income and employment tax withholding requirements applicable to the Stock Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

8.            Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and, except as provided under the Plan, may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

9.            No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, SERVICE PROVIDER OR DIRECTOR FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE, SERVICE PROVIDER OR DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

The Optionee acknowledges receipt of a copy of the Plan and represents that he, she or it is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement. The Optionee hereby agrees to accept, as binding, conclusive, and final, all decisions or interpretations of the Company upon any questions arising under the Plan or this Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Optionee has executed this Agreement, all as of the Date of Grant.

ACTUATE THERAPEUTICS, INC.

By:
Name:	Daniel Schmitt
Title:	Chief Executive Officer

OPTIONEE

By:
Name:

ACTUATE THERAPEUTICS, INC. 2015 STOCK INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

RECITALS

A.            The Company has adopted the Actuate Therapeutics, Inc. 2015 Stock Incentive Plan (the “Plan”) for the purpose of retaining the services of selected Employees, Directors, and Consultants.

B.            Pursuant to Section 3.2 of the Plan, the Board of Directors (the “Board’), in its capacity as Plan Administrator of the Plan, is authorized, in its sole and absolute discretion, to issue awards to Employees, Consultants and Directors who provide services to or on behalf of the Company (or an Affiliate).

C.            Participant is to render valuable services to the Company, and this Restricted Share Award Agreement (this “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan.

D.            All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.            Award of Restricted Shares

The Company hereby grants to Participant an Award of Shares of Common Stock of the Company (the “Restricted Shares”), which shall be subject to restrictions and conditions set forth in the Plan, this Agreement and the terms of that certain Stock Restriction Agreement, by and between Participant and the Company, dated on or about the date hereof (the “Stock Restriction Agreement”), as described in more detail below.

Participant: _________________________

Award Date: ________________, 20__

Number of Restricted Shares under Award:      ______ Shares

Restrictions on Shares. In addition to the restrictions provided in the Plan, this Agreement and/or the Stock Restriction Agreement, the restrictions on Participant’s unvested Restricted Shares are that the Shares shall be subject to forfeiture by Participant if Participant ceases to provide services to the Company, whether as an Employee, Consultant or Director.

Vesting: The Restricted Shares shall vest in accordance with the restrictions described above. The Restricted Shares shall vest, and the restrictions on such vested Shares shall lapse, in accordance with the following schedule:

Vesting Percentage	Vesting Date
50%	Award Date
50%	First Anniversary of the Award Date

For the purposes of this Agreement, the following terms shall apply:

“Excluded Issuances” shall mean the issuance by the Company of the following: (a) securities issued in connection with any stock split of or stock dividend on the Company’s equity securities; (b) securities issued to the Company’s employees, officers, directors, consultants, advisors, or service providers pursuant to any plan, agreement or similar arrangement; (c) securities issued to banks or equipment lessors; (d) securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar arrangements or strategic partnerships; (e) securities issued in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act; (f) securities issued in connection with a bona fide business acquisition of or by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise); (g) securities issued for charitable purposes; or (h) any right, option or warrant to acquire any security convertible into or exercisable for the securities listed in clauses (a) through (h) above.

“Qualified Financing” shall mean the next transaction or series of related transactions occurring after the Award Date pursuant to which the Company issues and sells shares of its common or preferred equity securities in exchange for aggregate gross proceeds of at least $15,000,000, excluding amounts issued upon conversion of indebtedness under any convertible promissory note validly issued and outstanding at the time of the Qualified Financing and other Excluded Issuances.

Notwithstanding the foregoing, all unvested Restricted Shares shall vest, and all restrictions on all unvested Restricted Shares shall lapse, immediately upon a Change in Control, as defined in the Plan.

Certificated Shares Issued. Upon receipt of a duly executed counterpart to the Stock Restriction Agreement, the Company shall issue certificate(s) in the name of Participant for the number of Restricted Shares issued pursuant to this Agreement. Certificates for the unvested Restricted Shares shall be deposited with the Company (or an escrow agent designated by the Company) (the “Escrow Holder”), together with a stock power, in the form attached hereto as Appendix I, endorsed in blank. Upon the lapse of the restrictions, the Escrow Holder shall deliver to Participant (or his personal representative, estate or heirs, as the case may be) certificates for the Shares deposited.

Restrictive Legends. Participant understands and agrees that the Company will place on the Share certificates issued pursuant to this Agreement the following legend, as well as any other legends and disclosures required by the Plan or the Stock Restriction Agreement, or as may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Participant and the Company or any agreement between Participant and any third party.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, CO-SALE OBLIGATIONS, AND DRAG-ALONG RIGHTS, AS SET FORTH IN A STOCK RESTRICTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. A COPY OF THIS DOCUMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL, CO-SALE OBLIGATIONS, AND DRAG-ALONG RIGHTS ARE BINDING ON TRANSFERRES OF THESE SHARES.

Stop-Transfer Instructions. Participant acknowledges that to ensure compliance with the restrictions imposed by the Plan and this Agreement, the Company may issue appropriate “stop- transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

Refusal to Transfer. Participant acknowledges that the Company will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Plan, this Agreement or the Stock Restriction Agreement, or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

2.            Tax Withholding and Reporting

(a)            Withholding Upon Lapse of Restrictions. Except to the extent a proper election under Code Section 83(b) has been made, no later than the date as of which the restrictions in Section 1 hereof lapse with respect to all or any portion of the Restricted Shares awarded under this Agreement, Participant shall pay to the Company any applicable federal, state and local taxes of any kind required by law to be withheld by the Company, if any, with respect to the Shares for which the restrictions have lapsed.

(b)            Withholding Upon Section 83(b) Election. If Participant makes a proper election pursuant to Code Section 83(b), in substantially the form attached hereto as Appendix II, Participant shall, no later than the date on which such election is filed, pay to the Company any applicable federal, state and local taxes of any kind required by law to be withheld by the Company, if any, with respect to the Shares for which such election was made. Participant acknowledges that in order to make a proper election under Code Section 83(b), he must file with the appropriate district office of the Internal Revenue Service, within thirty (30) days of the date on which Company transfers the Restricted Shares to Participant in accordance with this Agreement, a written election to include in his gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Shares awarded hereunder less the aggregate Purchase Price paid for such Shares, if any.

(c)            Manner of Withholding. Participant may provide for payment of the Company’s withholding obligation by any of the following means: (i) cash, wire transfer, certified check or bank draft; or (ii) such other method as may be approved by the Plan Administrator, in its sole and absolute discretion.

(d)            Tax Reporting. The Company shall issue to Participant a Form W-2, or its equivalent (or, if applicable, a Form 1099, or its equivalent) reflecting the amount to be reported by Participant as compensation income for the calendar year(s) in which all or any portion of the Restricted Shares vest or, if applicable, the calendar year with respect to which Participant makes a timely Section 83(b) Election with respect to all or a portion of such Restricted Shares.

3.            Compliance with Laws and Regulations

Participant acknowledges that the Shares have not been registered with the Securities Exchange Commission under the Securities Act, and that, notwithstanding any other provision of the Agreement to the contrary, the vesting and holding of the Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any Stock Exchange to effect such compliance. Participant agrees to cooperate with the Company to ensure compliance with such laws.

4.            Representations and Warranties of Participant

Participant represents and warrants to the Company that:

(a)            Agrees to Terms of the Plan. Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. Participant acknowledges that there may be adverse tax consequences upon the vesting of Shares or disposition of the Shares once vested, and that Participant should consult a tax advisor prior to such time.

(b)            Agrees to Terms of Stock Restriction Agreement. To the extent applicable, Participant has received a copy of the Stock Restriction Agreement, has read and understands the terms of the Stock Restriction Agreement, and agrees to be bound by its terms and conditions. Participant understands that (i) he may not sell, transfer or assign the Shares except in accordance with the provisions of the Stock Restriction Agreement, and (ii) in certain circumstances, Participant is obligated to sell his Shares back to the Company pursuant to the terms of the Stock Restriction Agreement, at the price determined in accordance with the applicable provisions of the Stock Restriction Agreement.

(c)            Purchase for Own Account for Investment. Participant is receiving the Shares for Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. Participant has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Participant has any beneficial ownership of any of the Shares.

(d)            Access to Information. Participant has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Participant reasonably considers important in making the decision to purchase or hold the Shares, and Participant has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

(e)            Understanding of Risks. Participant is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g.. that Participant may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. Participant is capable of evaluating the merits and risks of this investment, has the ability to protect Participant’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

(f)            Understanding of Securities Laws Restrictions on Transfer. Participant understands that the Shares have not been registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts. Participant understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future. Participant acknowledges and agrees that the Shares will not be transferable under any circumstances unless (i) the Shares have been registered or qualified under the Securities Act and all applicable state securities laws, or (ii) if requested, the Company shall have received an opinion of counsel stating that an exemption from such registration or qualification is available (such opinion and such counsel to be acceptable to the Company); accordingly, Participant hereby acknowledges that there can be no assurance that Participant will be able to liquidate his investment in the Company. Participant understands that the Company is under no obligation to register the Shares under the Securities Act or to comply with any applicable exemption under the Securities Act on behalf of Participant with respect to any resale of the Shares and that Participant will not be able to avail himself of the provisions of Rule 144 promulgated under the Securities Act with respect to the resale of the Shares until the Shares have been beneficially owned by Participant for a period of two (2) years from date of purchase. Participant further understands that any certificates evidencing the Shares will bear legends referring to the foregoing transfer restrictions. Participant further understands that the restrictions on transfer imposed by federal and state securities laws are in addition to the restrictions on transfer set forth in the Stock Restriction Agreement, and that a transfer of Shares must comply with all applicable securities laws as well as all applicable provisions of the Stock Restriction Agreement.

(g)            No General Solicitation. At no time was Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the shares of Shares.

5.            Restrictions on Transfer

Except to the extent otherwise permitted under the Stock Restriction Agreement, Participant may not sell, assign, pledge as security or otherwise transfer or encumber the Shares, whether voluntary or involuntary, and if involuntary, whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise.

6.            No Obligation to Employ

Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company, or limit in any way the right of the Company to terminate Participant’s employment or other relationship at any time, with or without Cause.

7.            Tax Consequences

Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal and state tax consequences of holding Restricted Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE ACCEPTING THIS AWARD.

(a)            Lapse of Restrictions. Except to the extent a proper election under Code Section 83(b) has been made, the excess of the Fair Market Value of the Shares on the date on which the restrictions lapse over the aggregate Purchase Price paid for the Shares, if any, shall be includible as compensation income (taxable at ordinary income tax rates) in Participant’s taxable income for the calendar year in which the restrictions lapse. In the event a proper Section 83(b) election has been made, Participant shall include as compensation income in Participant’s taxable income for the calendar year in which the Restricted Shares were transferred to Participant an amount equal to the excess of the Fair Market Value of the Shares on the date on which the Shares were transferred over the aggregate Purchase Price paid for the Shares, if any. If Participant is a current or former Employee of the Company, the Company may be required to withhold from Participant’s compensation, or collect from Participant, and pay to the applicable taxing authorities an amount equal to a percentage of this income at the time of payment.

(b)            Holding Restricted Shares. There may be a regular federal and state income tax liability resulting from holding Restricted Shares. Except to the extent a proper election under Code Section 83(b) has been made, Participant will be treated as having received income (taxable at ordinary income tax rates) equal to the dividends or other income paid with respect to Restricted Shares granted under this Agreement. In the event a proper Section 83(b) election has been made, or following the lapse of the restrictions described in this Agreement, Participant shall be treated as having received income (taxable at income tax rates applicable to dividends) equal to the dividends or other income paid with respect to Restricted Shares granted under this Agreement. If Participant is a current or former Employee of the Company, the Company may be required to withhold from Participant’s compensation, or collect from Participant, and pay to the applicable taxing authorities an amount equal to a percentage of this income at the time of payment.

(c)            Disposition of Restricted Shares. If the Restricted Shares are held for more than twelve (12) months following the Award Date, any gain realized on disposition of the Restricted Shares to the Company will be treated as long-term capital gain.

8.            Privileges of Stock Ownership

Except as otherwise provided herein, commencing upon the date the Company transfers Restricted Shares to Participant, Participant shall have all the rights of a shareholder of the Company with respect to the Restricted Shares represented by share certificates registered in his name, including the right to vote such Restricted Shares and receive dividends and other distributions paid or made with respect to such Restricted Shares.

9.            Interpretation

Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Plan Administrator for review. The resolution of such a dispute by the Plan Administrator shall be final and binding on the Company and Participant.

10.            Entire Agreement

The Plan is incorporated herein by reference. This Agreement, the Stock Restriction Agreement, the Plan, and the Advisor Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exist between the nondiscretionary terms and conditions of this Agreement and the Plan, the Plan shall govern and control.

11.            Notices

Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile or telecopier.

12.            Successors and Assigns

The Company may assign any of its rights or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant’s transferees.

13.            Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate, effective as of the Award Date.

ACTUATE THERAPEUTICS, INC.

By:

(Please print name)

(Please print title)

PARTICIPANT

(Signature)

(Please print name)

Address:

APPENDIX I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, _________________, in my capacity as owner of those certain shares of Common Stock of Actuate Therapeutics, Inc. (the “Company”) awarded pursuant to the Restricted Share Award Agreement, dated as of _________________, 20__ (the “Award Agreement”), hereby sell, assign and transfer to the Company _______________ (________) Shares standing in my name, on the books of the Company represented by Certificate No.      ____, and do hereby irrevocably constitute and appoint ______________ as attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

This Assignment Separate from Certificate may only be used in accordance with the Award Agreement.

PARTICIPANT
Dated:

APPENDIX II

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, of which there is none, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of the Taxpayer’s federal taxable income.

1.	TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.	The property with respect to which the election is made is described as follows: ___ shares of common stock of Actuate Therapeutics, Inc. (the “Company”), which were purchased in accordance with the terms of a Restricted Share Award Agreement between the Company and the Taxpayer. The Company is the Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares of common stock were transferred was _____________,______ and this election is made for calendar year _______.

4.	The unvested shares of common stock received are subject to forfeiture upon termination of Taxpayer's employment or performance of services for any reason.

5.	The fair market value of the shares of common stock (without regard to restrictions other than restrictions which by their terms will never lapse) was $____ per share at the time of purchase.

6.	The amount paid for the shares of common stock was $____ per share.

7.	The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES OF COMMON STOCK, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURN FOR THE CALENDAR YEAR IN WHICH THE SHARES WERE ISSUED. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE INTERNAL REVENUE SERVICE.

Dated:
Taxpayer’s Signature

ACTUATE THERAPEUTICS, INC.

STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT (this “Agreement”) is made and entered into effective as of _________________, 201__ (the “Effective Date”), by and between Actuate Therapeutics, Inc., a Delaware corporation (the “Corporation”), and ________________ (“Stockholder”).

1.            Delivery of Shares. As of the Effective Date, the Corporation has issued and delivered to Stockholder ____ shares of common stock of the Corporation, par value $0.000001 per share (the “Shares”)[, pursuant to the terms of a Restricted Share Award Agreement, dated as of the date hereof]1.

2.	Transfer Restrictions.

(a)            Restricted Securities. The Shares have not been registered under the Securities Act of 1933, as amended (“1933 Act”) or the securities laws of any state or any other jurisdiction pursuant to one or more exemptions from registration for transactions not involving a public offering. Stockholder hereby confirms that Stockholder has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under federal and applicable state securities laws or unless an exemption from such registration is available. Accordingly, Stockholder hereby acknowledges that Stockholder is prepared to hold the Shares for an indefinite period and that Stockholder is aware that Rule 144 issued under the 1933 Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Shares from the registration requirements of the 1933 Act.

(b)            Restrictions on Transfer. Without the Corporation’s consent and subject to the terms of this Agreement, Stockholder shall not Transfer (as defined below) any Shares, other than a Permitted Transfer (as defined below), unless and until there is compliance with all of the following requirements:

(i)            Stockholder shall have provided the Corporation with a written summary of the terms and conditions of the proposed Transfer.

(ii)            Stockholder shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

(iii)            Stockholder shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (A) the proposed disposition does not require registration of the Shares under the 1933 Act or applicable state securities laws, or (B) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any applicable state securities laws or any exemption from registration available thereunder (including, without limitation, Rule 144 promulgated under the 1933 Act) has been taken.

1 Include bracketed language for those Stockholders receiving restricted Shares.

The Corporation shall not be required (i) to transfer on its books any shares that have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been Transferred in contravention of this Agreement. In this Agreement, “Transfer” means any sale, transfer, assignment, encumbrance, pledge, hypothecation or other disposition of all or any part of or any interest in the Shares. In this Agreement, “Permitted Transfer” means (A) any Transfer of Shares to an inter-vivos trust created by a Stockholder who is an individual for the primary benefit of one or more of (i) such Stockholder, (ii) such Stockholder’s spouse, (iii) such Stockholder’s parents, siblings, descendants or the descendants of any of the foregoing, (iv) such Stockholder’s spouse’s parents, siblings, descendants or the descendants of any of the foregoing; (B) any testamentary Transfer of Shares to or for the benefit of such Stockholder’s spouse, parent or descendants; (C) any Transfer by a Stockholder which is an entity to an entity controlling, controlled by or under common control with such Stockholder; and (D) a Transfer of Shares by a Stockholder who is a natural person to an entity that such Stockholder controls.

(c)            Transferee Obligations. Each Person (as defined below), other than the Corporation, to whom or which Shares are Transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such Transfer, acknowledge in writing to the Corporation that such Person is bound by the provisions of this Agreement and that the Transferred Shares are subject to this Agreement to the same extent such Shares would be so subject if retained by Stockholder. In this Agreement, “Person” means any individual, partnership, limited liability company, corporation, trust or other entity.

(d)            Restrictive Legends. The stock certificates for all Shares shall be endorsed with substantially the following restrictive legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, CO-SALE OBLIGATIONS, AND DRAG-ALONG RIGHTS, AS SET FORTH IN A STOCK RESTRICTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. A COPY OF THIS DOCUMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL, CO-SALE OBLIGATIONS, AND DRAG-ALONG RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(e)	Market Stand-Off.

(i)            In connection with any underwritten public offering by the Corporation of its equity securities pursuant to a Form S-1 registration statement filed under the 1933 Act, including the Corporation’s Initial Public Offering (as defined below), the Stockholder agrees that the Stockholder shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement for a period specified by the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time commencing on and following the date of the final prospectus for the Initial Public Offering as may be requested by the Corporation or its underwriters. In no event, however, shall the Market Stand-Off period exceed 180 days following the Initial Public Offering. In the event of the declaration of a dividend, a spin-off, a common stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation’s outstanding securities without receipt of consideration, any new, substitute or additional securities that are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off to the same extent the Shares are at such time covered by such provisions. In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable Market Stand-Off period. The Corporation’s underwriters shall be beneficiaries of the agreement set forth in this Section 2(e), and the Stockholder agrees that any transferee of the Stockholder shall be bound by the provisions of this Section 2(e). In this Agreement, “Initial Public Offering” means the effectiveness of a Form S-1 registration statement filed under the 1933 Act covering the Corporation’s Common Stock.

(ii)            The Stockholder shall execute and deliver such other agreements as may be reasonably requested by the Corporation or its underwriters that are consistent with this Section 2(e) or that are necessary to give further effect thereto. In addition, if requested by the Corporation or its underwriters, the Stockholder shall provide, within ten (10) days of this request, such information as may be required by the Corporation or its underwriters in connection with the completion of the Corporation’s Initial Public Offering.

3.	Right of First Refusal.

(a)            Transfer Notice. If at any time the Stockholder proposes to Transfer all or any part of or any interest in the Shares to one or more third parties pursuant to an understanding with the third parties, other than a Permitted Transfer, then the Stockholder (the “Selling Stockholder”) shall first give the Corporation written notice of the Selling Stockholder’s intention to make the Transfer (the “Transfer Notice”). The Transfer Notice shall include (i) a description of the Shares to be transferred (the “Offered Shares”); (ii) the identity of the prospective transferee(s); (iii) a certification as to the number of Shares currently owned, directly or indirectly, by the proposed transferee and his, her or its affiliates; and (iv) the consideration and the other material terms and conditions upon which the proposed Transfer is to be made (including, without limitation, whether such Transfer is proposed to be made for cash and/or pursuant to a promissory note and, if all or any portion of such purchase price is payable pursuant to a promissory note, the terms of such promissory note). The Transfer Notice shall certify that the Selling Stockholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer and proof satisfactory to the Corporation that the proposed Transfer will not violate any applicable federal or state securities laws and will not be in contravention of the provisions set forth in Section 2 of this Agreement.

(b)            Corporation’s Option. The Corporation and it assignee(s) shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase the Offered Shares (or any portion thereof) at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Corporation and its assignee(s) may exercise such purchase option and, thereby, purchase all (or any portion of) the Offered Shares by notifying the Selling Stockholder in writing before expiration of such thirty (30)-day period as to the number of Offered Shares that it wishes to purchase. The Selling Stockholder agrees to sell any or all of the Offered Shares to the Corporation and/or its assignee(s) to the extent such option is so exercised. If the Corporation or an assignee gives the Selling Stockholder notice that it desires to purchase the Offered Shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties to such transaction and at the time of the scheduled closing therefore or, if the Transfer Notice indicated that any portion of the purchase price for the Offered Shares was to be represented by a promissory note, the Corporation and its assignee(s) shall have the option to either deliver an equivalent promissory note at the closing or pay in cash the principal amount of such promissory note at the closing. In no event shall the Corporation or its assignee(s) be required to provide any security for its, his or her obligations under any such promissory note, irrespective of whether the prospective transferee offered to provide security. The time of scheduled closing shall be no later than forty-five (45) days after the Corporation’s receipt of the Transfer Notice, unless the Transfer Notice contemplates a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 3(c) hereof. At the closing, the Selling Stockholder shall execute and deliver to the Corporation and/or its assignee(s), as applicable, a stock power with respect to the Shares subject to Transfer, in form and substance reasonably acceptable to the Corporation and each such assignee, as applicable, as well as any other instruments reasonably requested by the Corporation and/or any such assignee, as applicable, to give effect to the purchase and such Shares shall be so Transferred free and clear of any liens, other than those arising under this Agreement or applicable securities laws.

(c)            Valuation of Property. Should the purchase price specified in any Transfer Notice be payable in property other than cash or evidences of indebtedness, the Corporation and its assignee(s) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Selling Stockholder and the Corporation and/or its assignee(s) cannot agree on such cash value within ten (10) days after the Corporation notifies the Selling Stockholder of its intent to purchase the Offered Shares pursuant to Section 3(b), the valuation shall be as determined in good faith by the Board of Directors of the Corporation (the “Board”), using any reasonable valuation method. If the time for the closing of the purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth (5th) business day after the valuation shall have been made pursuant to this Section 3(c).

(d)            Non-Exercise of Right. To the extent that any Offered Share has not been purchased pursuant to Section 3(b) hereof, the Corporation shall promptly so notify the Selling Stockholder. The Selling Stockholder shall, subject to compliance with Section 8, have a period of thirty (30) days from receipt of such notice in which to sell such unpurchased Offered Shares upon terms and conditions (including the purchase price) specified in the Transfer Notice; provided, however, that any such sale or disposition shall not be effected in contravention of the provisions of Section 2 of this Agreement and the transferee shall agree in writing on a form prescribed by the Corporation to be bound by all provisions of this Agreement with respect to such Offered Shares. In the event that the Selling Stockholder does not consummate such sale or disposition within such thirty (30) day period, all rights of first refusal under this Section 3 shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Stockholder until such rights lapse in accordance with the terms of this Section 3. Furthermore, the exercise or nonexercise of such rights shall not adversely affect the right of the Corporation and its assignee(s) to make subsequent purchases from the Selling Stockholder of Shares.

(e)            Change in Control. In the event of a Change in Control, all rights of first refusal under this Section 3 shall remain in full force and effect and shall apply to the new shares or capital received in exchange for the Shares in consummation of the Change in Control, but only to the extent the Shares are at the time covered by the rights of first refusal under this Section 3. For purposes of this Agreement, “Change in Control” means any of the following transactions, as determined in the sole and absolute discretion of the Board:

(i)            The date that any one Person (other than existing stockholders of the Corporation), or more than one such Persons acting as a group, acquires ownership of the Corporation’s voting stock that, together with the Corporation’s voting stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of the Corporation’s equity interests. However, if any one Person (other than existing stockholders of the Corporation), or more than one such Persons acting as a group, is considered to own more than fifty percent (50%) of the total voting stock of the Corporation, the acquisition of additional shares of stock by the same Person or Persons will not be considered to cause a Change in Control.

(ii)            The consummation of a consolidation or merger of the Corporation in which the Corporation is not the surviving entity or pursuant to which the Corporation’s equity interests would be converted into cash, securities or other property; except that, the foregoing provisions of this Section 3(e)(ii) shall not apply if the majority of the board of directors of the surviving corporation are, and for a one-year period after the merger continue to be, Persons who were directors of the Corporation immediately prior to the merger or were elected as directors, or nominated for election as a director, by a vote of at least two-thirds of the directors then still in office who were directors of the Corporation immediately prior to the merger; and

(iii)            The date that any one Person or more than one Person acting as a group acquires all or substantially all of the assets from the Corporation.

Notwithstanding the foregoing Section 3(e) to the contrary, a Change in Control shall not be deemed to have occurred in the event the Corporation forms a holding company and, as a result thereof, the holders of the Corporation’s voting securities immediately prior to the transaction hold, in approximately the same relative proportions as they held prior to the transaction, substantially all of the voting securities of the holding company that owns all of the Corporation’s voting securities immediately after completion of the transaction. Further, a Change in Control shall not be deemed to have occurred due to any acquisition of voting stock by an employee stock ownership plan sponsored by the Corporation.

(f)            Lapse. Notwithstanding any other provision of this Section 3, any right of first refusal provided in this Section 3 shall terminate as to any Shares upon the earlier to occur of (i) an Initial Public Offering, and (ii) a Change in Control in which the successor entity has equity securities that are publicly traded.

4.	Involuntary Transfers.

(a)            In the event of (i) the attachment, sequestration, garnishment, foreclosure or other similar involuntary transfer resulting from a bankruptcy or similar proceeding affecting the Stockholder, (ii) the death (that does not result in a Permitted Transfer) or involuntary dissolution of the Stockholder, or (iii) a Stockholder Change in Control (as defined below), then the Corporation and its assignee(s) shall have an option for a period of thirty (30) days from the date described in the second sentence of Section 4(b) below to elect to purchase all or any portion of the Shares subject to such occurrence from the applicable Interested Party (as defined below) for a purchase price equal to the fair market value of the Shares as determined in good faith by the Board, using any reasonable valuation method. Each Interested Party shall be required to sell any or all of the applicable Shares to the Corporation and/or its assignee(s) to the extent such option is so exercised. In this Agreement, “Stockholder Change in Control” means the occurrence of any of the events described in subparts (i) or (ii) of the definition of Change in Control in this Agreement with respect to the Stockholder (as opposed to the Corporation), and which shall not require a determination of the Board. In this Agreement, “Interested Party” means (A) each Person who, as a result of a Transfer that is subject to this Section 4, holds Shares previously owned by the Stockholder, or (b) the Stockholder, in the event that the Stockholder has undergone a Stockholder Change in Control.

(b)            The applicable Interested Party shall deliver a written notice to the Corporation no later than thirty (30) days after the occurrence of the applicable event described in Section 4(a) above. The time periods during which the Corporation and its assignee(s) may elect to purchase the Shares under this Section 4 shall commence on the Corporation’s receipt of the actual notice of the occurrence of an event set forth in Section 4(a) above.

(c)            The closing of the sale and purchase of Shares pursuant to this Section 4 shall take place at the offices of the Corporation on such date as the Interested Party and the Corporation and/or its assignee(s), as applicable, shall agree; provided, however, that in the absence of any such agreement, the closing shall occur on the tenth (10th) day after the expiration of the last applicable time period described in Section 4(a). Payment of the purchase price for the Shares shall be made by virtue of a cash down payment equal to twenty percent (20%) of the total purchase price, and the balance shall bear interest at a fixed rate per annum equal to the prime rate (as published in The Wall Street Journal) in effect on the date of purchase, adjusted on an annual basis, which shall be paid in quarterly installments of principal and interest over a period of five (5) years. At the closing, the Interested Party shall execute and deliver to the Corporation and/or its assignee(s), as applicable, a stock power with respect to the applicable Shares, in form and substance reasonably acceptable to the Corporation and each such assignee, as applicable, as well as any other instruments reasonably requested by the Corporation and/or any such assignee, as applicable, to give effect to the purchase and such Shares shall be so Transferred free and clear of any liens, other than those arising under this Agreement or applicable securities laws.

5.	Transfers Involving Spouses.

(a)            Upon a divorce between the Stockholder and the Stockholder’s spouse, which spouse is not also a stockholder of the Corporation at the time of the divorce, unless they mutually agree to the contrary, the fair market value of the Shares will be determined in the same manner as described in Section 4(a) as of the date of the filing of a petition for divorce. The divorcing spouse’s community share of the value so determined will constitute the entire interest of the divorcing spouse in the Shares. The Stockholder and the Stockholder’s spouse agree that in the event of a divorce between them, either (i) the Stockholder shall be the recipient of the entire amount of Shares as part of any marital property settlement and agreement between them, or (ii) the spouse will sell and the Stockholder will purchase, the community share of the Shares held by the Stockholder’s spouse, if any, upon payment terms to be agreed upon between them, or if no agreement is reached, at a purchase price equal to one-half of the fair market value of the Shares determined in the same manner as described in Section 4(a) and payable in the same manner as described in Section 4(c).

(b)            Upon the death of a spouse of the Stockholder who is not also a stockholder of the Corporation at the time of death, the community interest in the Shares of such deceased spouse will devolve to the surviving Stockholder, and each spouse of the Stockholder, by executing this Agreement and in consideration of the benefits to be received hereunder, agrees to make and keep unrevoked at such spouse’s death, a valid will containing such a provision to this effect; provided, however, the non-existence of a valid will containing such a provision will not relieve the personal representatives, estate, heirs or devisees of such deceased spouse of the obligation to fully perform the terms of this Agreement. The Stockholder and his or her spouse agree that in the event of the death of the spouse where such spouse fails to leave behind a valid will in compliance with this Section 5(b), the Stockholder may purchase and the personal representative, estate, heirs or devisees of such spouse shall sell to the Stockholder, the community interest of the Stockholder’s spouse in the Shares, if any, upon payment terms to be agreed upon between them, or if no agreement is reached, at a purchase price equal to one-half of the fair market value of the Shares determined in the same manner as described in Section 4(a) and payable in the same manner as described in Section 4(c).

(c)            If the Stockholder fails to receive or purchase the community interest of the Stockholder’s deceased spouse upon his or her death, or from the former spouse upon divorce, the Corporation and its assignee(s) will have the continuing right, but not the obligation, anytime thereafter to elect to purchase the interest in the Shares owned by the Stockholder’s former spouse, the estate of such spouse or by the spouse’s respective personal representative, estate, heirs or devisees, as applicable. The purchase price for such interest shall be one-half of the fair market value of the Shares determined in the same manner as described in Section 4(a) and payable in the same manner as described in Section 4(c). The closing of the sale and purchase of the interest in the Shares pursuant to this Section 5(c) shall take place at the offices of the Corporation on such date as the Corporation and/or its assignee(s), as applicable, shall determine. At the closing, the spouse or such spouse’s personal representative, estate, heirs, or devisees, as applicable, shall execute and deliver to the Corporation and/or its assignee(s), as applicable, a stock power or other appropriate assignment instrument with respect to the interest subject to Transfer, in form and substance reasonably acceptable to the Corporation and each assignee, as applicable, as well as any other instruments reasonably requested by the Corporation and/or any such assignee, as applicable, to give effect to the purchase and such interest shall be so Transferred free and clear of any liens, other than those arising under this Agreement or applicable securities laws.

6.            Involuntary Encumbrance. If all or any part of the Shares are involuntarily encumbered or Transferred by judicial process (other than through divorce proceedings as provided for in Section 5) to any Person (the “Acquirer”), the Corporation and its assignee(s) shall have the option, exercisable by written notice to the Acquirer, for a period of sixty (60) days from the date that the Corporation receives actual knowledge of such encumbrance or Transfer by judicial process, to purchase the encumbered or Transferred Shares for a purchase price equal to the fair market value of the Shares determined in the same manner as described in Section 4(a) and payable in the same manner as described in Section 4(c). The purchase shall take place on a date selected by the Acquirer within thirty (30) days following the date the Corporation and/or its assignee(s), as applicable, gives notice of his, her, its, or their intent to exercise the option. If all of the Shares are not purchased by the Corporation and/or its assignee(s), the remaining Shares shall nevertheless remain subject to the terms and provisions of this Agreement, and the Acquirer shall succeed to the rights and obligations under this Agreement. Further, the Acquirer shall be obligated to sign an Addendum to this Agreement in the form and substance reasonably acceptable to the Corporation.

7.            Transfer by Pledge. No Shares may be pledged or otherwise voluntarily hypothecated or encumbered by the Stockholder unless the Board approves the pledge in its sole and absolute discretion, such approval to be calculated or determined without the vote of the director who is also the Stockholder seeking to pledge his, her or its Shares, if applicable. Any attempt to pledge or hypothecate Shares without the foregoing consent will be deemed null and void, ab initio.

8.	Co-Sale Right.

(a)            If at any time, (i) the Stockholder owns greater than five percent (5%) of the Corporation’s issued and outstanding shares of stock on a Fully Diluted Basis (as defined below), and (ii) the Board of Trustees of the University of Illinois, a body corporate and politic of the State of Illinois (together with each Person to whom or which its rights as described in this Section 8 are transferred, the “University”) owns any shares of Common Stock, then, if Stockholder, after complying with the provisions of Section 3, desires to Transfer all or any part of Stockholder’s Shares to any Person other than any other stockholder of the Corporation or the Corporation (the “Buyer”) and other than pursuant to a Permitted Transfer pursuant to the provisions of any of subparts (A)-(C) in the definition of Permitted Transfer in Section 2 of this Agreement, Stockholder shall give notice in writing to the University of its intention to proceed with the transaction (the “Co-Sale Offer”). The University shall have the right, exercisable by providing written notice within ten (10) days of the Co-Sale Offer (to the address of University as reflected in the records of the Corporation), to sell to the Buyer, as a condition to such sale by Stockholder, at the same price per Share and on the same terms and conditions as involved in the sale by Stockholder, a number of shares of the Corporation’s stock equal to the product of (I) the quotient of (A) the number of shares of the Corporation’s stock held by the University, divided by (B) the aggregate number of shares of the Corporation’s stock outstanding, on a Fully-Diluted Basis; multiplied by (II) the aggregate number of Shares to be sold in the contemplated Transfer. In this Agreement, “Fully-Diluted Basis” means, as of a specified date (but in the case of convertible debt, only at the time that such convertible debt converts into capital stock of the Corporation, or at such time specific conversion ratio is established pursuant to the operation of such instrument), the number of shares of Common Stock then outstanding (assuming conversion of all outstanding stock other than Common Stock into Common Stock) plus the number of shares of Common Stock issuable upon exercise or conversion of then outstanding convertible securities, options, rights or warrants of the Corporation (which shall be determined without regard to whether such securities are then vested, exercisable or convertible), excluding any Exempt Securities (as defined below) issued after the date of this Agreement. In this Agreement, “Exempt Securities” include: (1) shares of capital stock, options or convertible securities of the Corporation issued by the Corporation by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (2) shares of capital stock or options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board; (3) shares of capital stock or convertible securities of the Corporation actually issued by the Corporation upon the exercise of options or shares of capital actually issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security; (4) shares of capital stock, options, warrants or convertible securities of the Corporation issued by the Corporation to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board; (5) shares of capital stock, options, warrants or convertible securities of the Corporation issued by the Corporation to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board; and (6) shares of capital stock, options, warrants or convertible securities of the Corporation issued by the Corporation pursuant to the strategic acquisition of the equity securities or assets of another business entity.

(b)            Stockholder and the University shall sell to the Buyer all, or at the option of the Buyer, any portion of the Corporation’s stock proposed to be sold by them, at the price and upon other terms and conditions not more favorable to the Buyer than those in the Co-Sale Offer provided by Stockholder pursuant to Section 8(a) above; provided, however, that any purchase of less than all of such stock by the Buyer shall be made from Stockholder and the University pro rata based upon the relative number of shares of stock that Stockholder and the University is otherwise entitled to sell.

9.	Drag-Along Rights.

(a)            Actions to be Taken. In the event that either (i) the holders of at least fifty-one percent (51%) of the then issued shares of common stock of the Corporation (the “Selling Investors”), or (ii) the Board (collectively, (i) and (ii) being the “Electing Holders”) approve a Change in Control in writing, and such approval specifies that this Section 9 shall apply to such Change in Control, then:

(i)            if such transaction requires any approval of the stockholders of the Corporation, then, with respect to all Shares owned by the Stockholder, the Stockholder hereby agrees to vote (in person, by proxy or by action by written consent, as applicable) all such Shares in favor of, and adopt, such Change in Control (together with any related amendment to the certificate of incorporation or bylaws required in order to implement such Change in Control) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Corporation or the Selling Investors to consummate such Change in Control;

(ii)            if such transaction is a sale of stock or otherwise requires the Stockholder to Transfer any Shares, the Stockholder hereby agrees to sell the same proportion of Shares as is being sold by the Selling Investors to the same acquirer to whom or which the Selling Investors propose to sell their shares of stock, and, except as permitted below, on the same terms and conditions as the Selling Investors;

(iii)            the Stockholder hereby agrees to execute and deliver all related documentation and take such other action in support of the Change in Control as shall reasonably be requested by the Corporation or the Selling Investors, as applicable, in order to carry out the terms and provisions of this Section 9, including without limitation, with respect to the Stockholder, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificate duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(iv)            the Stockholder hereby agrees not to deposit, except as provided in this Agreement, any Shares in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Change in Control;

(v)            the Stockholder hereby agrees to refrain from exercising any dissenters’ rights or rights of appraisal under any applicable laws at any time with respect to such Change in Control;

(vi)            if such transaction is a sale of stock or otherwise requires the Stockholder to Transfer any Shares, if the applicable consideration includes any securities and due receipt thereof by the Stockholder would be required under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (y) the provision to the Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the U.S. Securities Act of 1933, as amended, the Corporation may cause to be paid to the Stockholder in lieu thereof, against surrender of the shares of common stock which would have otherwise been sold by the Stockholder, an amount in cash equal to the fair market value (as reasonably determined by the Board) of the securities which the Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares of common stock;

(vii)            bear their Stockholder’s proportionate share of any escrows, holdbacks or adjustments in purchase price as the same may be agreed to by the Selling Investors in connection with such Change in Control; and

(viii)            take such other actions as may be reasonably necessary to provide customary escrow/holdback arrangements relating to such Change in Control, in each case to the extent that each Selling Investor is similarly obligated.

(b)            Exceptions. Notwithstanding the foregoing, the Stockholder shall not be required to comply with Section 9(a) in connection with any proposed Change in Control unless:

(i)            any representations and warranties to be made by the Stockholder in connection with the Change in Control are limited to representations and warranties related to authority, ownership, due execution and enforceability, the ability to convey valid title to the Shares, and the absence of consents or approvals, including, but not limited to, representations and warranties that (A) the Stockholder holds all right, title and interest in and to the Shares, free and clear of all liens and encumbrances (excluding those arising under applicable securities laws and this Agreement), (B) the obligations of the Stockholder in connection with the transaction have been duly authorized, (C) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms, and (D) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by the Stockholder in connection with the Change in Control;

(ii)            the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Change in Control, other than the Corporation (to the extent each other Selling Investor is similarly obligated and with sole recourse to an escrow established for the benefit of the acquirer (each Person’s contributions to such escrow being proportionate based on the amount of consideration to be received by each Person (as among all selling Persons) in connection with the Change in Control));

(iii)            except as provided in Section 9(b)(ii), any indemnification provided by the Stockholder in such Change in Control shall be either (x) on an individual basis (and not on a joint and several basis) solely with respect to the individual representations and warranties made by such Stockholder in accordance with Section 9(b)(i) or (y) on a several basis (and not on a joint and several basis) with sole recourse to an escrow established for the benefit of the proposed acquirer in which all Selling Investors and the Stockholder participate proportionally based upon the aggregate consideration to be received by each such Person in connection with such Change in Control, it being understood and agreed that any such indemnification obligation of the Stockholder shall in no event exceed the amount of consideration to be received by the Stockholder in connection with the Change in Control;

(iv)            upon the consummation of the Change in Control, (A) each holder of each class or series of the Corporation’s capital stock will receive the same form of consideration for their shares of such class or series as is received by other stockholders in respect of their shares of such same class or series, and (B) each stockholder holding such shares will receive the same amount of consideration per share as is received by other stockholders in respect of their shares of such same series; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the shares of common stock, pursuant to this Section 9(b)(iv) includes any securities and due receipt thereof by any stockholder would require under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (y) the provision to any stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the 1933 Act, the Corporation may cause to be paid to any such stockholder in lieu thereof, against surrender of the shares, as applicable, which would have otherwise been sold by such stockholder, an amount in cash equal to the fair market value (as reasonably determined by the Board) of the securities which such stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares, as applicable;

(v)            subject to clause (iv) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Corporation are given an option as to the form and amount of consideration to be received as a result of the Change in Control, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 9(b)(v) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Corporation’s stockholders; and

(vi)            the Selling Investors, the Stockholder, and each other stockholder of the Corporation participating in such Change in Control comply with the provisions of Section 8 of this Agreement (as if such Selling Investor or stockholder were the Stockholder), if Section 8 of this Agreement is applicable to the Change in Control.

(c)            Except as expressly set forth in this Section 9, if any such Change in Control is consummated, the Selling Investors and the Stockholder will be required to bear up to, but not in excess of, their respective pro rata share (based upon the aggregate consideration to be received by each such Person in connection with such Change in Control) of the reasonable and documented out-of-pocket costs and expenses of the transaction (to the extent that such amounts are not otherwise paid by the Corporation or the acquirer) and if the Change in Control is not consummated, the Stockholder shall not be responsible for his, her or its proportionate share of such costs and expenses. Notwithstanding the foregoing, the Stockholder shall not be responsible for any such costs or expenses to the extent that such costs and expenses exceed the amount of consideration received by the Stockholder pursuant to the Change in Control.

(d)            The Selling Investors shall be beneficiaries of the agreement set forth in this Section 9.

10.            Stop-Transfer Notices. In order to ensure compliance with the restrictions on Transfer set forth in this Agreement, the Corporation may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Corporation transfers its own securities, it may make appropriate notations to the same effect in its own records.

11.            Refusal to Transfer. The Corporation shall not be required (i) to transfer on its books any Shares that have been sold or otherwise Transferred in violation of any of the provisions of this Agreement, or (ii) treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so Transferred.

12.            Preferred Financing. In the event that the Corporation conducts a closing of the issue and sale of shares of any class of Preferred Stock of the Corporation (the “Preferred Financing”), Stockholder hereby agrees to execute and deliver to the Corporation any and all transaction documents reasonably required with respect to the Preferred Financing, including any investors’ rights, right of first refusal and co-sale, voting, and/or similar or ancillary agreement(s) entered into among stockholders of the Corporation in connection with the closing of such Preferred Financing, as applicable, with customary representations and warranties and provisions regarding, among other things, the voting of shares of capital stock of the Corporation, restrictions on Transfer of such shares, and registration rights with respect to such shares, in each case to the extent that each other stockholder holding shares of capital stock of the same class as Stockholder is similarly obligated.

13.	General Provisions.

(a)            Assignment. In this Agreement, whenever the Corporation shall have the right to acquire Shares or any interest therein, the Corporation may designate and assign one or more employees, officers, directors or other Persons, to exercise all or a part of the Corporation’s right; provided, however, that if any such Person is so designated and assigned by the Corporation and such Person is not a stockholder of the Corporation, then the provisions of Section 8 of this Agreement will be required to be complied with prior to such time as such Transfer to such Person under this Agreement is consummated.

(b)            Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by 10 days advance written notice under this Section to all other parties to this Agreement.

(c)            No Waiver. The failure of the Corporation in any instance to exercise any right provided to the Corporation under this Agreement shall not constitute a waiver of any other similar rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Stockholder. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(d)            Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom or which such Shares are to be repurchased shall no longer have any rights as a holder of such Shares other than the right to receive payment of such consideration in accordance with this Agreement. Such Shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such Shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(e)            Stockholder Undertaking. Stockholder hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on either Stockholder or the Shares pursuant to the provisions of this Agreement.

(f)            Agreement Applicable to Community Interests. Any right or interest of a spouse of a Stockholder in the Shares, whether such right or interest is created by law (including community property laws) or otherwise, shall for all purposes hereof be included in, deemed a part of and bound by the same terms hereof as the Shares to which such right or interest relates or appertains, and any action taken, offer made or purchase right exercisable hereunder with reference to Shares owned by a Stockholder shall be applicable to any right or interest which the spouse of such Stockholder may have or be entitled to have therein. The spouse of Stockholder agrees to execute the attached Spousal Consent to evidence the foregoing agreements as a condition precedent to the delivery of the Shares to Stockholder.

(g)            Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

(h)            Entire Agreement. Except as provided below, this Agreement, including the exhibits and schedules attached hereto, if any, contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements between them, whether oral or written, of any nature whatsoever with respect to the subject matter hereof. However, this Agreement does not supersede the Corporation’s rights under any agreement between Stockholder and the Corporation that (i) protects the Corporation’s proprietary information or intellectual property, or (ii) prohibits Stockholder from competing with the Corporation or soliciting the Corporation’s customers, suppliers or employees; rather all such rights of the Corporation under any such agreements shall be in addition to the rights granted herein. The recitals to this Agreement are hereby incorporated into and made a part of this Agreement for all purposes.

(i)            Governing Law. This Agreement shall be governed by the laws of the State of Delaware without giving effect to any choice or conflict of law provisions.

(j)            Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Stockholder, Stockholder’s assigns and the legal representatives, heirs and legatees of Stockholder’s estate, whether or not any such Person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

ACTUATE THERAPEUTICS, INC.,
a Delaware corporation

By:
Name:
Title:

STOCKHOLDER

By:
Address:

SPOUSAL CONSENT

I, spouse of ___________________, have read and am aware of, understand and fully consent and agree to the provisions of the Agreement attached hereto and its binding effect upon any interest, community or otherwise, I may own now or hereafter in any Shares, and agree that the termination of my marriage to ___________________ for any reason shall not have the effect of removing any Shares otherwise subject to the Agreement from the coverage thereof. I hereby evidence such awareness, understanding, consent and agreement by joining in the Agreement and by executing below.

Signature of Spouse

Printed Name:

Address: